QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-221279 on Form S-4 of Halcón Resources Corporation with respect to the information from our firm's reserves report dated February 1, 2017, included in the Annual Report on Form 10-K of Halcón Resources Corporation for the fiscal year ended December 31, 2016, as well as in the notes to the financial statements included therein, in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ J. CARTER HENSON, JR.
J. Carter Henson, Jr., P.E. Senior Vice President

Houston, Texas
December 21, 2017

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS